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                        FIRST FINANCIAL BANCORPORATION
                         1997 STOCK COMPENSATION PLAN
 ADOPTED BY FIRST FINANCIAL BANCORPORATION BOARD OF DIRECTORS FERUARY 12, 1997
    ADOPTED BY SHAREHOLDERS OF FIRST FINANCIAL BANCORPORATION APRIL 8, 1997
                            AMENDED AUGUST 26, 1997


1.     Purpose  The purpose of the Plan is to provide additional incentive
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to those officers, employees and nonemployee members of the Board of
Directors of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. An additional purpose of the Plan is to build a proprietary interest among the Company's Nonemployee Directors and thereby secure for the Company's stockholders the benefits associated with common stock ownership by those who will oversee the Company's future growth and success. To accomplish such purposes, the Plan provides that the Company may grant either Incentive Stock Options or Nonqualified Stock Options. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act.

2.     Definitions  For purposes of this Plan:
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(a)    "Agreement" means the written agreement evidencing the grant of an
Award and setting forth the terms and conditions thereof.
(b) "Award" means, individually or collectively, a grant of Options under this Plan.
(c)    "Board" means the Board of Directors of the Company.
(d) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.
(e)    "Change in Control" means one of the following events:
       (i) Any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in rule 13d-3 under the Exchange Act) of securities representing 50% of the combined voting power of the Company; or (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors (other than any director designated by a person who has entered into an agreement with the Company to effect transaction described in subsections 2(e)(i), 2(e)(iii), or 2(e)(iv) of this Plan) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger other than (A) a merger that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of all classes of stock of the Company or such surviving entity outstanding immediately after such merger or (B) a merger effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or a sale of all or substantially all of the assets of the Company.


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(f)    "Code" means the Internal Revenue Code of 1986, as amended.
(g) "Committee means a committee of two or more Nonemployee Directors (or such other composition of membership which shall be in compliance with the applicable provisions of Rule 16b-3 under the Exchange Act) appointed by the Board to administer the Plan to perform the functions set forth herein.
(h) "Company" means First Financial Bancorporation, an Iowa corporation, or any successor thereto.
(i) "Disability" means the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.
(j) "Eligible Employee" means any officer or employee of the Company or a Subsidiary or Parent of the Company designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.
(k)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(l) "Executive Officer" shall mean an officer of the Company named by the Board of Directors as an executive officer for purposes of required reporting under Section 16 of the Exchange Act.
(m) "Fair Market Value" means the fair market value of the Shares as determined as follows: (A) if the Shares are admitted to trading on a national securities exchange, the Fair Market Value on any date shall be the last sales price reported for the Shares on such exchange on such date or if no sales of shares were reported for such date on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, the Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or if no sales of shares were reported for such date on the last day preceding such date on which a sale was reported, (C) if the Shares are admitted to quotation on NASDAQ and have not been designated an NMS security, or the Shares are traded in the non-NASDAQ "over the counter" market, the Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the shares on such system or market on such date, or (D) if none of the foregoing methods of determining Fair Market Value are applicable to the Company, then the Committee in its sole discretion shall determine the Fair Market Value using such methods as it determines to be appropriate.
(n)    "Incentive Stock Option" means an Option within the meaning of
Section 422 of the Code.
(o) "Nonemployee Director" means a member of the Board who is not an employee of the Company or a Subsidiary and who meets the definition of "Nonemployee Director" as set forth in Rule 16b-3 under the Exchange Act.
(p)    "Nonqualified Stock Option" means an Option is not an Incentive Stock
Option.
(q)    "Option" means an Incentive Stock Option, a Nonqualified Stock
Option, or either or both of them, as the context requires.
(r) "Participant" means a person to whom an Award has been granted under the Plan.
(s) "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.
(t) "Plan" means the First Financial Bancorporation 1997 Stock Compensation Plan, as amended from time to time.
(u)    "Securities Act" means the Securities Act of 1933, as amended.
(v) "Shares" means shares of the common stock, $1.25 par value per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization), as the case may be.
(w) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(x) "Ten-Percent Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to such Eligible Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of


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Sections 424(e) and 424(f), respectively, of the Code.

3.     Administration
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(a)    The Plan shall be administered by the Committee, which Committee shall at all times satisfy the provisions of Rule 16b-3 under the Exchange Act. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.
(b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:
       (i) to determine those Eligible Employees to whom Awards shall be granted under the Plan and the number of Shares subject to such Awards to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Award, including the purchase price per share of each Award;
       (ii) to construe and interpret the Plan, the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, and (subject to the provisions of Section 13 below) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary or Parent, and the Participants, as the case may be;
       (iii) to determine the duration and purposes of leaves of absence which may be granted to a Participant without constituting a termination of employment or service for purposes of the Plan; and
       (iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.     Stock Subject to Plan
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(a)    The maximum number of Shares that may be issued or transferred pursuant to Awards granted under this Plan is two hundred sixty-two thousand five hundred (262,500) (or the number and kind of shares of stock or other securities that are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.
(b) Whenever any outstanding Award or portion thereof expires, is canceled or is otherwise terminated (other than by exercise of the Award), the Shares allocable to the unexercised portion of such Award may again be the subject of Awards hereunder, to the extent permitted by Rule 16b-3 under the Exchange Act.


5.     Eligibility
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Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Awards.


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6.     Options
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The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

(a)    Purchase Price. The purchase price per Share purchasable under
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Options granted to Eligible Employees shall be the Fair Market Value on the date of grant and 110% of Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.
(b)    Duration.  Options granted hereunder shall be for such term as the
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Committee shall determine; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.
(c)    Non-transferability.  No Option granted hereunder shall be
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transferable by the Participant to whom such Option is granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Participant only by the Participant or such Participant's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Participant.
(d)    Vesting.  Subject to subsection 6(e) below, unless otherwise set
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forth in the Agreement, each Option shall become exercisable as to 25 percent of the Shares covered by the Option on the last business day of January after the date the Option was granted and as to an additional 25 percent of the Shares covered by the Option on the last business day of January in each of the following three (3) years. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
(e)    Accelerated Vesting.  Notwithstanding the provisions of subsection
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6(d) above, each Option granted to a Participant shall become immediately exercisable in full upon the occurrence of a Change in Control.
(f)    Termination of Employment.  In the event that a Participant ceases to
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be employed by the Company or any Subsidiary, any outstanding Options held by such Participant shall, unless the Agreement evidencing such Option provides otherwise, terminate as follows:

       (i) If the Participant's termination of employment is due to his death or Disability, the Option (to the extent exercisable at the time of the Participant's termination of employment) shall be exercisable for a period of one (1) year following such termination of employment, or for the remaining portion of the original exercise period, whichever period is less, and shall thereafter terminate; and
       (ii) If the Participant's termination of employment is for any other reason (including a Participant's ceasing to be employed by a subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Participant's termination of employment) shall be exercisable for period of three (3) months following such termination of employment, or for the remaining portion of the original exercise period, whichever period is less, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(f), but in no event beyond the term of the Option.
(g)    Method of Exercise.  The exercise of an Option shall be made only by
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a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of shares to be purchased and accompanied by payment therefore and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by such other method as the Committee may determine. Any Shares transferred to the Company as payment of


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the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.
(h)    Rights of Participants.  No Participant shall be deemed for any
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purpose to be the owner of any Shares subject to any Option unless and until
(i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Participant, and (iii) the Participant's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

7.     Loans
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(a)    The Company or any Parent or Subsidiary may make loans to a
Participant in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.
(b) No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Participant with respect to the exercise of the Option reduced by (iii) the aggregate par value of the Shares being acquired pursuant to exercise of the Option. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the Shares received pursuant to such exercise.
(c)    No loan shall have an initial term exceeding ten (10) years;
provided, however, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, however, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Participant's employment due to death or disability, or (ii) the date of termination of the Participant's employment for any reason other than death or disability.
(d) Loans under the plan may be satisfied by a Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to part or all of the outstanding balance of such loan.
(e)    A loan shall be secured by a pledge of Shares with a Fair Market
Value of not less than the principal amount of the loan. After any repayment of a loan, pledged Shares no longer required as security may be released to the Participant.
(f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

8.     Adjustment Upon Changes in Capitalization
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(a)    In the event of a Change of Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Awards may be granted under the Plan, and to the number and class of shares of stock as to which Awards have been granted under the Plan, and the purchase price thereof, if applicable.
(b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

9.     Nonemployee Director Options
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Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 9 shall apply only to grants of Options to Nonemployee Directors. Except as set forth in this Section 9, the other provisions of the Plan shall apply to grants of Options to Nonemployee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of this Plan, a


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Nonemployee Director's service as a member of the Board shall be deemed to be employment with the Company or its Subsidiaries.
(a)    General.  Nonemployee Directors shall receive Nonqualified Stock
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Options in accordance with this Section 9 and may not be granted Incentive
Stock Options under this Plan. The purchase price per Share purchasable under Options granted to Nonemployee Directors shall be the Fair Market Value of a Share on the date of grant. Options to Nonemployee Directors shall be granted by the Board. The maximum number of Options that may be awarded to any Nonemployee Director in any calendar year shall not exceed one thousand five hundred (1,050) Shares and the maximum number of Shares that may be issued or transferred pursuant to Awards under this plan to Nonemployee Directors is ninety thousand (90,000) (or the number and kind of shares of stocks or other securities that are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization) (the 90,000 shares being a part of, and not in addition to, the total of two hundred sixty-two thousand five hundred (262,500) Shares authorized under subsection 4(a)).
(b)    Initial Grant.  Grants of options under this Section 9 may be made
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beginning on the Effective Date of this Plan.
(c)    Vesting.  Subject to accelerated vesting pursuant to Section 6(e)
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hereof, each Option granted to Nonemployee Directors shall be exercisable as to twenty-five percent (25%) of the Shares covered by the Option on the last business day of January following the date of grant and as to an additional twenty-five percent (25%) of the Shares covered by the Option on the last business day of January in each of the following three (3) years. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable. Section 6(d) of this Plan shall not apply to Options granted to Nonemployee Directors.
(d)    Duration.  Subject to the provisions of Section 6(f) hereof, each
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Option granted to a Nonemployee Director shall be for a term of ten (10)
years. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 9(d) by the terms of any Agreement evidencing Options or otherwise.

10.    Release of Financial Information
       --------------------------------

A copy of the Company's annul report to stockholders shall be delivered to each Participant if and at the time any such report is distributed to the Company's stockholders. Upon request, by any Participant, the Company shall furnish to such Participant a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.

11.    Termination and Amendment of the Plan
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The Plan shall terminate on the day preceding the seventh anniversary of its effective date, except with respect to Awards outstanding on such date, and no Awards may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Section 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 under the Exchange Act or (b) to comply with any other law, regulation or stock exchange rule. Notwithstanding anything in this Section 11 to the contrary, subsequent to the registration of a class of equity securities of the Company under Section 12 of the Exchange Act, Section 9 relating to Options for Nonemployee Directors shall not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations thereunder. Except as provided in Section 8 hereof, rights and obligations under any Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Participant.

12.    Non-Exclusivity of the Plan
       ---------------------------
The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable,


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including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.    Limitation of Liability
       -----------------------
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any employee any right to be granted an Award other than at the sole discretion of the Committee;
(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;
(c) limit in any way the right of the Company or its Parent or Subsidiaries to terminate the employment of any person at any time; or
(d) be evidence of any agreement or understanding, expressed or implied, that the Company, its Parent or Subsidiaries, will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

14.    Regulations and Other Approvals; Governing Law
       ----------------------------------------------

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Iowa.
(b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(c) Any provisions of the Plan inconsistent with Rule 16b-3 under Exchange Act shall be inoperative and shall not affect the validity of the Plan.
(d) Except as otherwise provided in Section 11, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Participants granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
(e) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.
(f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Participant are acquired for investment only and not with a view to distribution.

15.    Miscellaneous
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(a)    Multiple Agreements.  The terms of each Award may differ from other
       -------------------
Awards granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant. The grant of multiple Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.
(b)    Withholding of Taxes.  The Company shall have the right to deduct
       --------------------
from any payment of cash to any Participant an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Award. Notwithstanding anything to the contrary contained herein, if a Participant is entitled to receive Shares upon exercise of an Option,


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the Company shall have the right to require such Participant, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts that the Company is required by law to withhold. Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable, and be made in writing, signed by the Participant in advance of the day that the transaction becomes taxable. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Participant makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Participant pursuant to the exercise of such Option, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts that the Company informs the Participant the Company is required to withhold.
(c)    Designation of Beneficiary.  Each Participant may, with the consent
       --------------------------
of the Committee, designate a person or persons to receive in the event of such Participant's death, any Award or any amount of Shares payable pursuant thereto, to which such Participant would then be entitled. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Options, and/or amounts payable to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options, and/or amounts payable to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(d)    Gender and Number.  Except where otherwise indicated by the context,
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any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
(e)    Severability.  In the event any provision of the Plan shall be held
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illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(f)    Successors.  All obligations of the Company under the Plan, with
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respect to Awards granted hereunder, shall be binding on any successor to the
Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.    Effective Date
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The effective date of the Plan shall be the date it is adopted by the shareholders of the Company.